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                                                                   Exhibit 10.08
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT is made as of the 4th day of March, 1994, between AmeriQuest Technologies, Inc., a Delaware corporation ("Optionor"), and Terren S. Peizer ("Optionee").

                              W I T N E S S E T H:
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     WHEREAS, Optionor is desirous that Optionee should elicit and effect operational efficiencies within Optionor and assist Optionor in securing additional capital; and

     WHEREAS, Optionee is desirous of assisting Optionor in that effort; and

     WHEREAS, Optionor is desirous of granting an option upon shares of its Common Stock upon the terms and conditions herein set forth; and

     WHEREAS, Optionee is desirous of obtaining an option upon the shares of Common Stock of Optionor upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  GRANT.  Optionor hereby grants to Optionee an option to purchase
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400,000  shares of Common Stock of Optionor, subject, however, to the remaining terms and conditions of this Option Agreement.

     2.  TERM.  The option hereby granted is for the term commencing upon the
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effective date hereof and ending at 5:00 p.m. Pacific Standard Time on March 3,
1999, five (5) years from the effective date hereof.

     3.  VESTING.  The option hereby granted Optionee shall not be vested or
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exercisable until such time as the Optionor's operations attain a sales "run rate" of $300 Million per year.

     4.  EXERCISE PRICE.  The exercise price of the shares of the Common Stock
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to be paid by Optionee to Optionor upon the exercise of the option hereby granted shall be $4.50 per share.

     5.  EXERCISE.  The option hereby granted may be exercised as to those
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shares vested in Optionee under Paragraph 3 above, in whole or in part, and from time-to-time, by Optionee giving to Optionor 14 days notice in writing, and at the same time the notice is given, tendering the exercise price. Within 7 days following the notice and tender,

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Optionor shall issue and deliver to Optionee the shares of Common Stock purchased pursuant to this Option Agreement.

     6.  SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934.  Optionee
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acknowledges that his position with the Optionor is sufficient to render the
Optionee an "affiliate" of the Optionor for securities law purposes, and that
Section 16(b) of the Securities Exchange Act of 1934 absolutely prohibits the purchase and sale or sale and purchase of the Optionor's securities by all affiliates within a period of six months. Accordingly, Optionee hereby agrees to coordinate the exercise of the options hereby granted to Optionee and the resale of the shares so acquired with legal counsel for the Optionor so that Optionee will not violate the provisions of Section 16(b), wittingly or unwittingly. Such a violation creates a liability of the Optionee to the Optionor, and that right of action in the Optionor can be enforced by any shareholder of the Optionor in favor of the Optionor, and the mere existence of same must be disclosed by the Optionor in any Proxy Statement/Statement of Information which it is required to send to its shareholders.

     7.  CONTINUATION OF SERVICE.  The option hereby granted may be exercised by
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Optionee only so long as Optionee is serving Optionor as a director/consultant and member of the Acquisition Committee, and for 30 days following the date that Optionee ceases his services to Optionor. In the event that Optionee shall cease to serve Optionor for any reason other than his death, the option hereby granted, to the extent that it was not exercised prior to the date that Optionee ceased to serve Optionor and for 30 days thereafter, shall be deemed terminated.

     8.  TRANSFERABILITY.  The Option hereby granted shall not be subject to
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assignment or transfer by Optionee during the lifetime of Optionee and may be exercised only by Optionee during his lifetime. In the event of death of Optionee, the option hereby granted may, to the extent that the same was exercisable by Optionee on the date of Optionee's death, be exercised by the Optionee's estate at any time within 6 months following the date of Optionee's death.

     9.  PURCHASE FOR INVESTMENT.  Optionee agrees that any shares of Common
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Stock purchased by it upon exercise of the option hereby granted shall be purchased, taken and held by it for its own account, for investment and not with the intention of resale or distribution thereof at any fixed or determinable future time. Upon the exercise of the option hereby granted, Optionee shall sign an "Investment Letter" in form and content acceptable to Optionor and Optionee agrees that a "stop transfer order" shall be placed with the transfer agent of Optionor with respect to such shares.

     10.  ANTI-DILUTION.  In the event of a merger or consolidation of Optionor
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into or with any other corporation or any stock dividend, stock split, recapitalization or other transaction involving shares of Common Stock of Optionor, an appropriate adjustment shall be made in the number of shares of Common Stock subject to this Stock Option Agreement or in the purchase price payable in the event of exercise of the option hereby granted in

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order to avoid dilution of the proportionate equity interest in Optionor represented by the shares covered by this Stock Option Agreement or which may be purchased for a specific sum upon exercise of the option hereby granted.

     11.  GENERAL.  The following provisions are an integral part of this Stock
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Option Agreement:

               (a) This Stock Option Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of Optionor and the successors, permitted assigns, personal representatives, heirs and legatees of the Optionee, and the entities, if any, resulting from the reorganization, consolidation or combination of the Optionor.

               (b) If any provision of this Stock Option Agreement shall be found to be void, voidable or unenforceable, nevertheless, the remaining provisions shall remain in force.

               (c) This Stock Option Agreement shall not be modified except by an instrument in writing, signed by the parties hereto.

               (d)  The parties hereby agree that time is of the essence.

               (e) If either party shall breach this Stock Option Agreement, the defaulting party shall pay reasonable attorney's fees and costs to the prevailing party for the enforcement of this Stock Option Agreement, whether or not legal process is commenced.

               (f) All notices required or permitted to be given hereunder shall be duly given if hand delivered or mailed by registered or certified mail, postage prepaid, addressed to the following:

               If to the Optionor, to:  AmeriQuest Technologies, Inc.
                                             2722 Michelson
                                             Irvine, California 92715


               If to the Optionee, to:  Terren S. Peizer
                                             c/o Beachwood Financial
                                             11100 Santa Monica Blvd., Ste. 2000
                                             Los Angeles, California 90025

               Either party shall have the right to specify in writing in the manner above provided another address to which subsequent notices shall be given. Any notice given hereunder shall be duly given as of the date

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               hand delivered or mailed.

               (g) In consideration of the covenants and Agreements of the Optionor herein, Optionee covenants and agrees to devote such of his time and attention to the business affairs of Optionor as is necessary to perform Optionee's duties, as may be assigned to him from time-to-time by the Board of Directors of Optionor.



                     (This Space Intentionally Left Blank)

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             EXECUTED effective the day and year first above written.

                                    OPTIONOR:

                                    AMERIQUEST TECHNOLOGIES, INC.



                                    By:______________________________
                                         Harold L. Clark
                                         President and
                                         Chief Executive Officer


                                    OPTIONEE:

                                    Terren S. Peizer



                                    BY:_________________________________


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